Exhibit la

                                                                  NUMBER: 256465

                                     [LOGO]



                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT


                                     CANADA

                           PROVINCE OF BRITISH COLUMBIA


                              I HEREBY CERTIFY THAT
                       CONSOLIDATED CAPROCK RESOURCES LTD.
                        has this day changed its name to
                        MINCO MINING & METALS CORPORATION


               ISSUED under my hand at Victoria, British Columbia
                              on February 08, 1993



                                         /s/ JOHN S. POWELL
         [STAMP]
                                            JOHN S. POWELL
                                       A/REGISTRAR OF COMPANIES

          CANADA                                                     NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                     256465

                                     [LOGO]

                          Province of British Columbia
                  Ministry of Finance and Corporate Relations

                              REGISTRAR OF COMPANIES

                                  COMPANY ACT



                                   CERTIFICATE

                              I HEREBY CERTIFY THAT

                               CAPROCK ENERGY LTD.

                   HAS THIS DAY CHANGED ITS NAME TO THE NAME

                      CONSOLIDATED CAPROCK RESOURCES LTD.


                     GIVEN, UNDER MY HAND AND SEAL OF OFFICE

                         AT VICTORIA, BRITISH COLUMBIA

                        THIS 14TH DAY OF SEPTEMBER, 1989

                               /s/  DAVID W. BOYD

[STAMP]

                                 DAVID W. BOYD
                             REGISTRAR OF COMPANIES

CANADA                                                                    NUMBER
PROVINCE OF BRITISH COLUMBIA

                                                                          256465


                                     [LOGO]


                          PROVINCE OF BRITISH COLUMBIA
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                   COMPANY ACT

                          CERTIFICATE OF INCORPORATION

                              I HEREBY CERTIFY THAT
                               CAPROCK ENERGY LTD.

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT



                     GIVEN UNDER MY HAND AND SEAL OF OFFICE
                         AT VICTORIA, BRITISH COLUMBIA,
                         THIS 5TH DAY OF NOVEMBER, 1982

[STAMP]

                          /s/ M. A. JORRE DE ST. JORRE

                            M. A. JORRE DE ST. JORRE
                             REGISTRAR OF COMPANIES

                          PROVINCE OF BRITISH COLUMBIA

                                  "COMPANY ACT"
                                    ARTICLES
                                       OF
                       MINCO MINING AND METALS CORPORATION
                                     PART 1

                                TABLE OF CONTENTS

 PART:       ARTICLE:                                               PAGE:
 -----       --------                                               -----
 1           TABLE OF CONTENTS                                  Front Page
 2           INTERPRETATION                                             1
 3           SHARES                                                     1
 4           BRANCH REGISTERS                                           2
 5           TRANSFERS AND TRANSMISSION OF SHARES                       2
 6           PURCHASE AND REDEMPTION OF SHARES                          3
 7           GENERAL MEETINGS                                           4
 8           VOTING OF MEMBERS                                          5
 9           DIRECTORS                                                  7
 10          POWERS AND DUTIES OF DIRECTORS                             9
 11          DISCLOSURE OF INTEREST OF DIRECTORS                        9
 12          PROCEEDINGS OF DIRECTORS                                  10
 13          EXECUTIVE AND OTHER COMMITTEES                            11
 14          OFFICERS                                                  12
 15          INDEMNITY AND PROTECTION OF DIRECTORS,
             OFFICERS AND EMPLOYEES                                    12
 16          DIVIDENDS AND RESERVE                                     13
 17          DOCUMENTS, RECORDS AND REPORTS                            14
 18          NOTICES                                                   14
 19          SEAL                                                      16

                                     PART 2


                                 INTERPRETATION


         2.1 These Articles are subject to the provisions of the "Company Act".

         2.2 In these Articles, unless there is something in the subject or context inconsistent therewith:

"Board" and "Directors" or "directors" mean the Directors or sole Director of the Company for the time being.

"Company Act" means the Company Act of the Province of British Columbia from time to time in force and includes the regulations made pursuant thereto.

"registered owner", "registered holder", "owner" or "holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of the members in respect of such share.

         2.3 A reference to writing includes any visible form of representing or reproducing words.

         2.4 Words importing the singular include the plural and vice versa, and words importing male persons include female persons and words importing persons shall include corporations.

         2.5 The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                     PART 3

                                     SHARES

         3.1 The shares of the Company shall be under the control of the Directors who may, subject to the rights of the holders of shares for the time being issued, issue, allot, sell or otherwise dispose of, or grant options on or otherwise deal in shares authorized but not outstanding at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

         3.2 The Directors, on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares.

         3.3 Except as required by law or these Articles, no person shall be recognized by the Company as having any interest whatsoever in any share except the registered holder thereof.

         3.4 If a share is registered in the names of two or more persons they shall be joint holders.

         3.5 Delivery of a share certificate to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all. Neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any share certificate being lost in the mail or stolen.

         3.6 A share certificate or debt obligation bearing the printed or mechanically reproduced signature of a person shall not be invalid at its date of issue by reason of the fact that such person shall have ceased to hold the office he is stated to hold on such certificate or debt obligation.


                                     PART 4


                                BRANCH REGISTERS


         4.1 Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members or debentureholders at such place or places as the Directors may from time to time determine.


                                     PART 5


                       TRANSFER AND TRANSMISSION OF SHARES


         5.1 Subject to the provisions of the Memorandum and of these Articles, a member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer may be in the form, if any, on the back of the share certificate representing the shares, or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

         5.2 The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of the transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register in the name of the transferee as named in the instrument of transfer, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

         5.3 Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the instrument of transfer as transferee, or, if no person is so named, of the person on whose behalf the certificate is deposited for the purpose of having the transfer registered, or be liable to any person for registering or not registering the transfer, and the transfer when registered shall confer upon the person in whose name the shares have been registered a valid title to the shares.

         5.4 Every instrument of transfer shall be executed by the transferor and left for registration at the registered office of the Company or at the office of its transfer agent or registrar together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor to, or his right to transfer, the shares and the right of the transferee to have the transfer registered. If the transfer is registered all instruments of transfer and evidence shall be retained by the Company or its transfer agent or registrar and, if the transfer is not registered, they together with the share certificate shall be returned to the person depositing them.

         5.5 There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

         5.6 In the case of the death of a member, his legal personal representative, or if he was a joint holder the surviving joint holder, shall be the only person recognized by the Company as having any title to his interest in the shares. Before recognizing a person as a legal personal representative the Directors may require him to obtain from a court of competent jurisdiction a grant of letters probate or letters of administration.


                                     PART 6


                        PURCHASE AND REDEMPTION OF SHARES


         6.1 The Company may purchase any of its shares unless the special rights and restrictions attached thereto otherwise provide.

         6.2 If the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed are to be selected.


                                     PART 7


                                GENERAL MEETINGS


         7.1 The date, time and place of all general meetings of the Company within the Province of British Columbia shall be fixed by the Directors.

         7.2 All business that is transacted at a general meeting shall be special, except, in the case of an annual general meeting, the conduct of, and voting at, such meeting, the consideration of the financial statements, the report of the Directors and Auditor, a resolution to elect two or more directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors, and in the case of any other general meeting, such business as related to the conduct of or voting at that meeting.

         7.3 Except as otherwise provided by the Company Act, where any special business to be considered at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall be sufficient if, with respect to such document, it states that a copy of the document is or will be available for inspecion by members at the registered office or records office of the Company or at such other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

         7.4 No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless there is a quorum at the commencment of the meeting, but the quorum need not continue throughout the meeting.

         7.5 If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, except in the case of a final general meeting called by a liquidator, it shall stand adjourned, at the discretion of the chairman, to either the next day, or the same day in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being or representing by proxy a member or members entitled to attend and vote at the meeting, shall be a quorum.

         7.6 The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

         7.7 If at any general meeting neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or if present is not willing to act as chairman, the Directors present shall choose a chairman; but if all the Directors present decline to take the chair or fail so to choose or if no Director is present, the members present shall choose a chairman. The chairman need not be a member.


         7.8 The chairman may, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

         7.9 The Directors and any other person permitted by the chairman of the meeting shall be entitled to attend any general meeting.

         7.10 No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

         7.11 Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

         7.12 If there is only one member, a quorum is one person present and being, or representing by proxy or other proper authority, such member. If there is more than one member, a quorum is two members entitled to attend and vote at the meeting who may be represented by proxy or other proper authority.


                                     PART 8


                                VOTING OF MEMBERS


         8.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he is the registered holder.

         8.2 A member, being a corporation, may appoint a proxyholder and may also appoint a representative to act for it by delivering to the

Company a copy of a resolution of its directors or other governing body naming a person as its representative. Such representative, subject to any restrictions contained in the resolution, shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual member. If the corporation is a subsidiary of the Company its shares may not be voted and its proxyholder or representative or the proxyholder of the representative may not be counted to make a quorum.

         8.3 In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Two or more legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

         8.4 A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

         8.5 Any member may by proxy appoint a proxyholder to vote for him on a poll.

         8.6 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall, if he is a member of the Company, be entitled to a second or casting vote.

         8.7 No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

         8.8 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

         8.9 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

         8.10 A form of proxy shall be in writing under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation. A proxyholder shall be a member of the Company unless

         (i)      the Company is at the time a reporting company, or

         (ii)     the member appointing the proxyholder is a corporation, or

         (iii)    the Company shall have at the time only one member, or

         (iv) the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution the proxyholder shall be counted in the quorum but shall not be entitled to vote.

         8.11 Unless otherwise provided by the Directors, or otherwise set out in the notice convening the meeting or in the information circular relating thereto, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, shall be deposited at the registered office of the Company, or at such other place as is specified for the purpose in the notice convening the meeting or in the information circular relating thereto, not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting.

         8.12 Except as otherwise provided by law or these Articles, a proxy may be in any form the Directors or the chairman of the meeting approve.

         8.13 A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

                                     PART 9

                                    DIRECTORS

         9.1 The members, except as otherwise restricted by the Memorandum or Articles, shall be entitled to elect Directors at the annual general meetings, but the number to be elected shall be determined by the Directors. Failing such determination, the number to be elected shall be the same as the number of Directors whose terms expire at the meeting.

         9.2 The Directors may from time to time appoint additional Directors.

         9.3 A Director's term of office shall expire on the date fixed at the time of his appointment or election but, in the absence thereof, it shall expire on the date of the Company's annual general meeting next following his appointment or election or on the date of the consent in writing in lieu of such meeting, as the case may be.

         9.4 A retiring Director shall be eligible for re-election.

         9.5 Any Director may by written notice to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present or by these Articles deemed to be present unless the Directors shall have reasonably disapproved the appointment of such person and given notice to that effect to the Director within a reasonable time. Every alternate shall be entitled to attend and vote at meetings at which the person who appointed him is not present or deemed to be present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by written notice to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

         9.6 The Directors may remove from office a Director who is convicted of an indictable offence.

         9.7 The remuneration of the Directors as such may from time to time be determined by the Directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company who is a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by resolution of the members and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The Directors may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

         9.8 A casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

                                     PART 10


                         POWERS AND DUTIES OF DIRECTORS


         10.1 The powers of the Company shall be exercised only by the directors, except those which, by the Company Act or these Articles, are required to be exercised by a resolution of the members and those referred to the members by the Directors.

         10.2 The Directors may from time to time on behalf of the Company:

         (i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

         (ii) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

         (iii) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company, both present and future.

         10.3 The Directors may from time to time by power of attorney or other instrument appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.


                                     PART 11


                       DISCLOSURE OF INTEREST OF DIRECTORS


         11.1 A Director shall disclose his interest in and not vote in respect of any proposed contract or transaction with the Company in which he is, in any way, directly or indirectly interested but such Director shall be counted in the quorum at the meeting of the Directors at which the proposed contract or transaction is approved. A directors resolution consented to in writing, or otherwise as herein provided, by all the directors, shall not be deemed to be a vote in respect thereof for the purposes of this paragraph. Where a contract is made between the Company and a Director, a reference to the Director's name in such resolution shall be deemed to be adequate disclosure of his interest therein.

         11.2 A Director may hold any office or place of profit with the Company in addition to his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

         11.3 A Director or his firm may act in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

         11.4 A Director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and such Director shall not, except as provided by the Company Act or these Articles, be accountable to the Company for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Directors otherwise direct.


                                     PART 12


                            PROCEEDINGS OF DIRECTORS


         12.1 A Director may, and the Secretary shall on the request of a Director, call a meeting of the Directors.

         12.2 The Chairman of the Board, or in his absence, the President, shall preside as chairman at every meeting of the Directors, or, if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

         12.3 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote.

         12.4 A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities if all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

         12.5 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be two Directors or, if the number of Directors is fixed at one, shall be one Director.

         12.6 The Directors may, if there is a quorum, act notwithstanding any vacancy.

         12.7 Every act of a Director is valid notwithstanding any defect that may afterwards be discovered in his election or appointment.

         12.8 Any resolutuion of the Directors or of a committee thereof may be passed with the consent in writing to the resolution of all the Directors or the members of that committee. The consent may be in counterparts.


                                     PART 13


                         EXECUTIVE AND OTHER COMMITTEES


         13.1 The Directors may appoint an Executive Committee to consist of such member or members of the Board as they think fit, which Committee shall have and may exercise, subject to such restrictions as the Directors may decide from time to time, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board.

         13.2 The Directors may appoint one or more committees consisting of such member or members of the Board as they think fit and may delegate to any such committee such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board) as may be prescribed.

         13.3 All Committees may meet and adjourn as they think fit. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes, the chairman shall not have a second or casting vote.

         13.4 All Committees shall keep regular minutes of their actions and shall cause them to be recorded in books kept for that purpose and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee, if more than one, shall constitute a quorum thereof.

                                     PART 14

                                    OFFICERS

         14.1 The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.


                                     PART 15


                           INDEMNITY AND PROTECTION OF
                        DIRECTORS, OFFICERS AND EMPLOYEES


         15.1 Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company, and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder, and the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party, by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

         15.2 Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company, or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director), and his heirs and personal rep-resentatives, against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full-time employee of the Company and notwithstanding that he is also a Director), and his respective heirs and legal representatives, against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall, on being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

         15.3 The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

         15.4 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.


                                     PART 16


                              DIVIDENDS AND RESERVE


         16.1 The Directors from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular, by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and and in particular, may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend.

         16.2 Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

         16.3 If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

         16.4 Unless otherwise determined by the Directors, no dividend shall be paid on any share which has been purchased or redeemed by the Company while the share is held by the Company.

         16.5 Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque. Every such cheque shall be made payable to the order of the person to whom it is sent. The mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

         16.6 Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue shares, bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.


                                     PART 17


                         DOCUMENTS, RECORDS AND REPORTS


         17.1 No member of the Company shall be entitled to inspect the accounting records of the Company unless the Directors determine otherwise.


                                     PART 18

                                     NOTICES

         18.1 Any notice required to be given by these Articles or the Company Act, unless the form is otherwise specified, may be given verbally or in writing.

         18.2 A notice in writing, a statement, report or other document shall have been effectively sent or given if posted, delivered, telexed, telegraphed or cabled to the person entitled thereto at his address recorded on a register maintained by the Company and a certificate signed by the Secretary or other officer of the Company, or of any other corporation acting on behalf of the

Company, that the notice, statement, report or other document was so sent or given, shall be conclusive evidence thereof.

         18.3 A notice, statement, report or other document may be given by the Company to the joint holders of a share by giving it to any of them.

         18.4 A notice, statement, report or other document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

         18.5 Notice of each directors' meeting, except a directors' meeting held immediately following an annual general meeting of which no notice shall be required, shall be given to every director and alternate director except a director or alterate director who has waived notice or is absent from the Province of British Columbia.

         18.6 The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

         18.7 A notice of a meeting shall specify the place, day and time of the meeting and if for a general meeting the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

         18.8 An entry in the minute book of the waiver or reduction of the period of notice of a general meeting shall be sufficient evidence of the due convening of the meeting.

         18.9 A Director may waive his entitlement to receive a notice of any past, present or future meeting or meetings and may at any time withdraw such waiver. After the waiver is received by the Company and until it is withdrawn no notice need be given to such Director or, unless the Director otherwise requires in writing to the Company, to his alternate director. All meetings held without such notice being given shall not have been improperly called by reason thereof.

         18.10 Not less than two (2) hours' notice of a directors' meeting requiring notice shall be given.

         18.11 Where in these Articles any period of time dating from a given day, act or event is prescribed, the time shall be reckoned exclusive of such day, act or event.

                                     PART 19

                                      SEAL

         19.1 If the seal of the Company is affixed and accompanied by the signature of the Chairman of the Board, President, Secretary or any other director or as directed by resolution of the directors in respect of such existing documents as are therein specified, that shall constitute effective execution.

         19.2 The Company may have an official seal for use in any other province, state, territory or country.

         19.3 The seal of the Company, may if directed by the directors, be reproduced on any document by any means and in any form other than an impression thereof.




                          NAME, ADDRESS AND OCCUPATION
                                       OF
                                   SUBSCRIBER


/s/ Sandra Kansky
-------------------------------
Sandra Kansky
2176 West 15th Avenue
Vancouver, B.C.
V6K 2Y5
Secretary

Dated: November 3, 1982

[SEAL]                                                                    [SEAL]
                                   MEMORANDUM

                                       OF

                               CAPROCK ENERGY LTD.


         I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1. The full name of the Company is CAPROCK ENERGY LTD.

2. The authorized capital of the Company consists of TWENTY MILLION (20,000,000) common shares without par value.

3. I agree to take the number (and kind) (and class) of shares in the Company set opposite my name.

   Name, Resident Address &               Number (and kind) (and class)
   Occupation of Subscriber               of share taken by Subscriber

/s/ Sandra Kansky
---------------------------               ONE (1) COMMON SHARE
   Sandra Kansky
   2176 West 15th Avenue
   Vancouver, B.C.
   V6K 2Y5
   Secretary



   TOTAL SHARES TAKEN:                    ONE (1) COMMON SHARE



   DATED:               November 3, 1982

                                                            [SEAL]
                          PROVINCE of British Columbia

                                  (Section 40)

                                                        Certificate of
                                                        Incorporation No. 256465

                                   COMPANY ACT


                              DIRECTORS' RESOLUTION


The following Directors' resolution was passed by the undermentioned Company on the date stated:

Name of Company:                                   CAPROCK ENERGY LTD.

Date resolution passed:                            May 26, 1986

Resolution:


                        CANCELLATION OF ESCROW SHARES

         WHEREAS pursuant to an agreement dated November 10, 1982 between the Company and Fargo Oil Corporation (now known as Fargo Resources Limited), the Company was to issue up to 2,000,000 escrow shares;

         AND WHEREAS 1,988,265 shares have been qualified pursuant to the terms of the agreement;

         AND WHEREAS the balance of 11,735 shares are required to be cancelled;

         THEREFORE BE IT RESOLVED that:

(a) 11,735 shares held in escrow pursuant to an Escrow Agreement required by the Vancouver Stock Exchange and the Superintendent of Brokers be cancelled and surrendered to the Company pursuant to the terms of the Escrow Agreement;

(b) the Memorandum of the Company be altered by decreasing the authorized capital of the Company from 20,000,000 common shares without par value, of which 3,992,000 shares are issued, to 19,988,265 common shares without par value, of which 3,992,000 shares are issued;

(c)      paragraph 2 of the Memorandum be altered to read:


         "2. The authorized capital of the Company consists of NINETEEN MILLION NINE HUNDRED AND EIGHTY-EIGHT THOUSAND TWO HUNDRED AND SIXTY-FIVE (19,988,265) common shares without par value."

                                                                           .../2

                                                                         (1673F)

         (d) The Memorandum be in the form attached hereto and marked Schedule "A".

Certified a true copy the 9th day of July, 1986.

                                                   RAND & EDGAR
                                                   per: /s/ William A. Rand
                                                        ------------------------
                                                         William A. Rand
                                                         Solicitor

                                                                         (1673F)

                                  SCHEDULE "A"

                               ALTERED MEMORANDUM

                                       OF

                               CAPROCK ENERGY LTD.

                 (as altered by Resolution Passed: May 26, 1986



         I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.       The full name of the Company is CAPROCK ENERGY LTD.

2. The authorized capital of the Company consists of NINETEEN MILLION NINE HUNDRED AND EIGHTY-EIGHT THOUSAND TWO HUNDRED AND SIXTY-FIVE (19,988,265) common shares without par value.

3. I agree to take the number (and kind) (and class) of shares in the Company set opposite my name.




Name, Resident Address &                   Number (and kind) (and class)
Occupation of Subscriber                   of share taken by Subscriber

                                                                         (1654R)

                          PROVINCE OF BRITISH COLUMBIA       [SEAL]

                                     Form 21            Certificate of
                                  (Section 371)         Incorporation No. 256465


                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

         Name of Company:            CAPROCK ENERGY LTD.

         Date resolution passed:     June 25, 1987

         Resolution:


         UPON MOTION duly made and seconded IT WAS UNANIMOUSLY RESOLVED that:

         (a) The Memorandum be altered by increasing the authorized share capital of the Company from 19,988,265 common shares without par value of which 3,980,265 shares are issued and outstanding, to 20,000,000 common shares without par value of which 3,980,265 shares are issued and outstanding;

         (b)      Paragraph 2 of the Memorandum be altered to read:

                  "2. The authorized capital of the Company consists of Twenty Million (20,000,000) common shares without par value."

         (c) The Memorandum of the Company be in the form attached hereto marked Schedule "A".



Certified a true copy the 20th day of July, 1987.

                                          RAND & EDGAR


                                          per:   /s/ William A. Rand
                                              -----------------------
                                                 William A. Rand,
                                                 Solicitor


(0020F)

                                  SCHEDULE "A"

                               ALTERED MEMORANDUM

                                       OF

                               CAPROCK ENERGY LTD.


                (AS ALTERED BY RESOLUTION PASSED: JUNE 25, 1987)



         I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.       The full name of the Company is CAPROCK ENERGY LTD.

2. The authorized capital of the Company consists of Twenty Million (20,000,000) common shares without par value.

3. I agree to take the number (and kind) (and class) of shares in the Company set opposite my name.



Name, Resident Address &                Number (and kind) (and class)
Occupation of Subscriber                of share taken by Subscriber

                                                            [SEAL]

                                     FORM 21
                                  (Section 371)

                                                       Certificate of
                                                       Incorporation No. 256465



                                   COMPANY ACT
                               SPECIAL RESOLUTION

         The following Special Resolutions were passed by the undermentioned Company on the date stated:

Name of Company:          CAPROCK ENERGY LTD.

Date Resolution Passed: September 19, 1988

Resolutions:

"ON MOTION DULY MADE, SECONDED AND CARRIED, IT WAS RESOLVED as a Special Resolution that:

1. the authorized capital be altered by consolidating all of the Company's common shares, being 20,000,000 common shares without par value of which 9,516,398 shares are issued, to 4,000,000 common shares without par value of which 1,903,279 3/5 are issued and outstanding, every five
         (5) of such shares before consolidation being consolidated into one (1) share, and that the Memorandum of the Company be altered accordingly;

2. the authorized capital be increased from 4,000,000 common shares without par value of which 1,903,279 3/5 common shares are issued and outstanding, to 20,000,000 common shares without par value of which 1,903,279 3/5 common shares are issued and outstanding, and that the Memorandum of the Company be altered accordingly;

3. the name of the Company be changed to Consolidated Caprock Resources Ltd. and that the Memorandum of the Company be altered to reflect such change of name."

The altered memorandum of the Company is attached hereto as Schedule "A".

             CERTIFIED a true copy this 1st day of September, 1989.

                                            /s/ ILLEGIBLE
                                            ------------------------------
                                            SIGNATURE


                                            Director
                                            ------------------------------
                                            Relationship to Company
118/6/40

                                    Schedule

                                     FORM 1

                                   (Section 5)
                                   COMPANY ACT

                               ALTERED MEMORANDUM

                                       of

                       CONSOLIDATED CAPROCK RESOURCES LTD.

          (as altered by special resolution passed September 19, 1988)



1.       The name of the Company is "CONSOLIDATED CAPROCK RESOURCES LTD.".


2. The authorized capital of the Company consists of 20,000,000 common shares without par value.


118/6/4C

[SEAL]

                                     FORM 21
                                  (Section 371)


                                                                  Certificate of
                                                                   Incorporation
                                                                      No. 256465
                                   COMPANY ACT

                               SPECIAL RESOLUTION


The following special resolution was passed by the undermentioned company on the date stated:

Name of Company:              CONSOLIDATED CAPROCK RESOURCES LTD.

Date Resolution passed:       June 3, 1992

Resolution:

"BE IT RESOLVED, each as a Special Resolution, THAT:

1. The 20,000,000 common shares without par value in the capital of the Company, of which 3,649,284 shares are issued, be consolidated into 6,666,666.66 common shares without par value of which 1,216,428 shares are issued, every 3 common shares before consolidation being consolidated into one share and that the Memorandum of the Company be altered accordingly.

2. The authorized capital of the Company be increased from 6,666,666.66 common shares without par value, of which 1,216,428 are issued, to 20,000,000 common shares without par value of which 1,216,428 shares are issued and that the Memorandum of the Company be altered accordingly.

3. The name of the Company be changed from "Consolidated Caprock Resources Ltd." to "Minco Mining & Metals Corporation" and that the Memorandum of the Company be altered accordingly."

The Altered Memorandum of the Company is attached hereto as Schedule "A".

Certified a true copy this 5th day of February, 1993.

                                            /s/ Mark A. Kurschner
                                            ------------------------------
                                              Mark A. Kurschner


                                            Solicitor
                                            ------------------------------
                                            (Relationship to Company)

                                  SCHEDULE "A"

                                  "COMPANY ACT"

            (As Altered by Special Resolution Passed June 3rd, 1992)

                               ALTERED MEMORANDUM

                        MINCO MINING & METALS CORPORATION

"1.      The name of the Company is "MINCO MINING & METALS CORPORATION"

2. The authorized capital of the Company consists of 20,000,000 common shares without par value."